UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Beckman Coulter, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2006

Dear Stockholder:

On behalf of the Board of Directors and management of Beckman Coulter, Inc., we would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Wednesday, April 12, 2006, at 10:00 a.m. local time at the Company’s corporate headquarters located in Fullerton, California.

At this year’s meeting, you will be asked to vote on the election of four directors, each for a term of three years, and such other business as may properly come before the meeting. We have also enclosed a copy of our Annual Report on Form 10-K.

Attached you will find a Notice of Meeting and Proxy Statement that contains further information about these items as well as specific details of the meeting.

We encourage you to attend the meeting in person. Whether or not you expect to attend, however, we encourage you to vote. Please read the Proxy Statement and then complete, sign and return your proxy card as promptly as possible, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting, even if you cannot attend. Regardless of the number of shares you own, your vote is very important. Please act today.

Your Board of Directors and management are committed to the continued success of Beckman Coulter and the enhancement of your investment, and we want to express our appreciation for your confidence and support. We look forward to seeing you at the meeting.

Sincerely,

Betty Woods	Scott Garrett
Chairman of the Board	President and Chief Executive Officer

Fullerton, California

BECKMAN COULTER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 12, 2006

You are invited to attend the 2006 Beckman Coulter, Inc. Annual Meeting of Stockholders:

When:	10:00 a.m. (local Pacific time) on Wednesday, April 12, 2006
Where:	Corporate Headquarters, 4300 North Harbor Boulevard, Fullerton, CA 92835
Items of Business:	• To elect four directors to serve, until the expiration of their term in 2009 and until their successors are elected and qualified (Proposal 1).
• To conduct such other business as may properly come before the meeting or at any adjournments or postponements of the meeting.
Record Date:

You are entitled to vote at the meeting and any postponements or adjournments of the meeting if you are a holder of record of shares of the Company’s common stock (NYSE: BEC) at the close of business on February 13, 2006.

Voting by Proxy:

The Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and properly voted. Please see the attached Proxy Statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed return envelope if mailed in the United States). Submitting your proxy by either the proxy card, the Internet or by telephone will not affect your right to vote in person if you decide to attend the Annual Meeting. If you later decide to vote at the meeting, information on withdrawal of proxies prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly complete, sign, date and return your proxy for each proxy card you receive in order to assure that all shares are represented.

Attendance at Meeting:

If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Recommendation:	The Board of Directors recommends that you vote “For” Proposal 1.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors,

Arnold A. Pinkston
Senior Vice President, General Counsel and Secretary
March 10, 2006
Fullerton, California

i

BECKMAN COULTER, INC.

4300 N. Harbor Blvd., Box 3100
Fullerton, California 92834-3100

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 12, 2006

INTRODUCTION

This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 2006 Annual Meeting of Stockholders. The meeting will be held at the Company’s headquarters, 4300 N. Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time), on Wednesday, April 12, 2006 and any adjournments or postponements thereof. A live audio webcast of the meeting will be available on the Company’s website at www.beckmancoulter.com beginning at the same time. The meeting webcast will also be archived and available for replay. Copies of this Proxy Statement and the accompanying form of proxy as well as the Annual Report on Form 10-K are being mailed on or about March 10, 2006 to stockholders entitled to vote.

As used in this Proxy Statement, “Annual Meeting” refers to the meeting described above, “Company” or “Beckman Coulter” refers to Beckman Coulter, Inc., “Common Stock” refers to the Company’s common stock, par value $.10, and “Record Date” for the Annual Meeting refers to February 13, 2006. Please note that the transfer agent used by the Company in the previous years, EquiServe, was acquired by Computershare in 2005 and effective as of January 1, 2006, the official trust company name changed from EquiServe Trust Company, N.A. to Computershare Trust Company, N.A.

The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc. to assist in soliciting proxies for a fee of approximately $11,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock and obtaining their voting instructions.

VOTING INFORMATION

Stockholders Who May Vote

Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting, or at adjournments or postponements of the meeting. On the Record Date, there were outstanding for voting purposes 67,694,913 shares of Common Stock. Each holder of record on the Record Date is entitled to one vote for each share of Common Stock held on all business of the Annual Meeting.

The Company’s Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 4,567,711 of the shares outstanding for voting purposes as of the Record Date. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company’s Employees’ Stock Purchase Plan.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card, or who use the Internet or telephone process to authorize the named proxies to vote those shares, will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy indicates a vote, an abstention from a vote, a withholding of a vote for the election of one or more nominees for director, or a broker non-vote.

Votes Required

For Proposal 1, directors will be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors (Proposal 1) by so indicating on the accompanying proxy card or when prompted according to Internet or telephonic proxy instructions. If a proxy instruction indicates an abstention with respect to a director nominee, the shares represented by that proxy instruction will be excluded entirely from the vote and will have no effect on the vote.

Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. For Proposal 1, such brokers have authority to vote on the election of directors without instructions from beneficial owners. Accordingly, proxies subject to such broker non-votes will have no effect on the election of directors.

As of the date of this Proxy Statement, the Company is not aware of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

Proxy Voting and Revocation of Proxy

Stockholders may choose one of three ways to submit their proxies:

•        Via Internet: To vote online, have the enclosed proxy/instruction card(s) in hand, go to the website on such card(s), and follow the instructions.

•        By Telephone: To vote via telephone, have the enclosed proxy/instruction card(s) in hand, call the toll-free telephone number on such card(s), and follow the instructions.

•        By Mail: To vote by mail, mark, sign, date and mail the enclosed proxy/instruction card(s) to Computershare Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

If you vote via the Internet or by telephone, please do not return the enclosed proxy/instruction card(s) by mail.

The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures which are received in time for the Annual Meeting will be voted. A stockholder may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director under Proposal 1. Although as of the date of this Proxy Statement the Company does not know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

Four members of the Board are proposed to be elected for a term expiring at the Annual Meeting in 2009 and until their successors are duly elected and qualified. The Board currently consists of 11 persons and is divided into three classes, with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. As stated in last year’s proxy statement, Mr. Wareham, who served as Chairman of the Board and Chief Executive Officer of the Company through February 20, 2005, retired from the Board of Directors effective after the 2005 annual meeting and, thus, will not stand for re-election for a term expiring in 2008. The Board elected Betty Woods, an independent, non-executive director, to serve as its Chairman effective following the 2005 annual meeting, as Mr. Wareham stepped down from that role. Furthermore, Ronald Dollens, who served as a director of the Company since 1999, resigned from the Board of Directors effective as of April 2005, and will not stand for re-election for a term expiring in 2007. Mr. Dollens’ decision not to stand for re-election is not related to any disagreement between Mr. Dollens and the Company on any matter relating to the Company’s operations, policies or practices. The Board expresses its gratitude and appreciation for Mr. Dollens’ contributions to the success of the Company. On December 1, 2005, the Board elected Robert G. Funari as director, effective as of December 2, 2005, at which time the number of directors reached 11, the maximum number of directors currently authorized by the Board. In the interim between annual meetings, the Board has the authority under the Company’s Amended and Restated By-Laws to increase or decrease the size of the Board and fill vacancies.

The Nominating and Corporate Governance Committee has recommended each of the nominees. Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee, or nominees, as may be designated by the Board unless the Board reduces the number of directors accordingly. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Director Nominees for Term Expiring In 2009

Peter B. Dervan, Ph.D.

Dr. Dervan, 60, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Board of Gilead Sciences and the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the American Philosophical Society, and the Institute of Medicine (NAS). Dr. Dervan has been a director of Beckman Coulter since 1997.

Scott Garrett

Mr. Garrett, 56, serves as Beckman Coulter’s President and Chief Executive Officer. He was named Chief Executive Officer effective February 2005 and served as President and Chief Operating Officer since December 2003. He joined the Company in 2002 as President, Clinical Diagnostics. Prior to joining Beckman Coulter, Inc., he served as chief executive officer of Garrett Capital Advisors, L.L.C., a private equity firm focused on medical device companies, and as chief executive officer for Kendro Laboratory Products, L.P., a life sciences company. Mr. Garrett also spent over 20 years of his career with Baxter International/American Hospital Supply Corporation and a Baxter spin-off company. He began his career with Baxter in product development. Through a series of promotions Mr. Garrett became Group Vice President of Baxter and President of the Diagnostics subsidiary. Baxter’s Diagnostics subsidiary subsequently became Dade International and then Dade Behring, Inc., where Mr. Garrett served as Chairman and Chief Executive Officer. Mr. Garrett has been a director of Beckman Coulter since January 2005.

Risa J. Lavizzo-Mourey, M.D., MBA

Dr. Lavizzo-Mourey, 51, is President and CEO at The Robert Wood Johnson Foundation. She previously served as a Senior Vice President from April 2001 to January 2003. She served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997. She is also a member of the Institute of Medicine of the National Academy of Science. She has served on numerous federal advisory committees including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine’s Panel on Disease and Disability Prevention Among Older Adults and the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey is on the board of Princeton Medical Center and a Director for Amerada Hess Corporation. Dr. Lavizzo-Mourey has been a director of Beckman Coulter since 2001.

Glenn S. Schafer, CPA

Mr. Schafer, 56, served as Vice Chairman of Pacific Life Insurance Company until his retirement on December 31, 2005. He was appointed Vice Chairman of Pacific Life in April 2005. Prior to being named Vice Chairman, Mr. Schafer had been President and a board member of Pacific Life since 1995. In that capacity, he oversaw Pacific Life’s securities, real estate, institutional products, annuities and mutual funds divisions, and the broker dealer network, as well as the treasury, finance and administrative areas of the company. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief Financial Officer. He is a member of the American Institute of Certified Public Accountants, and a Fellow of the Life Management Institute. Mr. Schafer is also on the board of directors of Scottish Re Group Limited. He is a co-chair on the Michigan State University President’s Campaign Cabinet and serves on the Michigan State University Foundation’s board of directors. He also serves on the Advisory Board of CASA (Court Appointed Special Advocates) in Orange County, California. Mr. Schafer has been a director of Beckman Coulter since 2002.

The Board of Directors recommends a vote “For” the above nominees. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

In addition to directors elected at this Annual Meeting, seven directors will continue in office with terms expiring in 2007 and 2008. The following directors compose the remainder of the Board with terms expiring as shown:

•       Term Expiring in 2007

ROBERT G. FUNARI, 58, is Chairman and Chief Executive Officer of Crescent Healthcare, Inc., a private equity-backed provider of infusion therapy services where he has served since 2004. He previously served as President and Chief Executive Officer of Syncor International, a provider of specialized pharmacy services, and spent more than 18 years in a broad range of leadership positions at Baxter International. Mr. Funari also serves on the board of First Consulting Group and Pope & Talbot, Inc., and is Chairman of Bay Cities National Bank. Mr. Funari has been a director of Beckman Coulter since December 2005.

CHARLES A. HAGGERTY, 64, is currently Chief Executive Officer of Le Conte Assoc., LLC, a consulting and investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM’s Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. Mr. Haggerty also serves as a director of Pentair, Inc., Deluxe Corporation and Imation Corp. Mr. Haggerty has been a director of Beckman Coulter since 1996.

WILLIAM N. KELLEY, M.D., 66, is a Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a master of the American College of Physicians and a master of the American College of Rheumatology. Dr. Kelley also serves as a director of Merck & Co., Inc., GenVec, Inc., Advanced Biosurfaces, and PolyMedix. Dr. Kelley has been a director of Beckman Coulter since 1994.

• Term Expiring in 2008

HUGH K. COBLE, 71, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after 31 years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation. Mr. Coble has been a director of Beckman Coulter since 1996.

KEVIN M. FARR, CPA, 48, has been Chief Financial Officer for Mattel, Inc. since 2000. He previously served as Senior Vice President and Corporate Controller from 1996, and held various other positions since he joined Mattel in 1991. Mr. Farr currently is responsible for Mattel’s worldwide financial functions, as well as information technology, strategic planning, investor relations, corporate communications, consumer affairs and customs administration. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Farr serves on the Marshall School Corporate Advisory Board of the Marshall School of Business at the University of Southern California and is Chairman of the Board for the Mattel Children’s Foundation. Mr. Farr has been a director of Beckman Coulter since October 2004.

VAN B. HONEYCUTT, 61, is Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading provider of consulting, system integration and information technology services to industries and governments worldwide. He joined CSC in 1975 as a Regional Marketing Manager for the company’s timesharing and value-added network. He later served in a variety of management and executive positions. He was named Chief Executive Officer at CSC in 1995 and then Chairman in 1997 and continues as Chairman and Chief Executive Officer to the present. Mr. Honeycutt also serves on the National Security Telecommunications Advisory Committee (NSTAC) and the Business Roundtable. Mr. Honeycutt has been a director of Beckman Coulter since 1998.

BETTY WOODS,67, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area’s largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in July 2000. She joined Premera Blue Cross in 1976. She serves on the Seattle-Northwest Chapter of the National Association of Corporate Directors, is on the Board of Trustees of Seattle University and Ambia, a privately-held architecture firm, and is a founding member of the National Institute for Health Care Management. Ms. Woods has been a director of Beckman Coulter since 1994.

Director Independence

The Board of Directors affirmatively determined that all ten of the non-employee members of the Board of Directors are independent under the rules of the New York Stock Exchange and the SEC. The Board’s determinations of director independence were made in accordance with the categorical standard adopted by the Board and discussed below. In addition, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee of the Board are comprised entirely of directors who are independent under the rules of the New York Stock Exchange and the members of the Audit and Finance Committee are independent under the rules of the New York Stock Exchange and the SEC. In addition, the Board of Directors has determined that each of the members of the Audit and Finance Committee is financially literate and that Glenn Schafer, the chair of the Audit and Finance Committee, is an “audit committee financial expert” and has “accounting or related financial management expertise” within the meaning of the rules of the SEC and the New York Stock Exchange, respectively.

In determining independence, the Board of Directors has determined that each of the non-employee members of the Board of Directors has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In determining whether a director has had a material relationship with the Company, our Corporate Governance Guidelines establish a categorical standard. The categorical standard is as follows: a relationship or transaction of the nature or type described in Item 404(a), 404(b) or 404(c) of the SEC’s Regulation S-K shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the relationship or transaction does not exceed the applicable thresholds included in Item 404(a), 404(b) or 404(c) or is otherwise covered by an exclusion or exemption contained in Item 404(a), 404(b) or 404(c). As long as a director has no relationships with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries. In the event of a relationship that is not addressed by the categorical standard or that does not satisfy the categorical standard, the Board of Directors may, in its judgment, taking into account all relevant facts and circumstances, deem that relationship not to be material. The Corporate Governance Guidelines are available on the Company’s website (www.beckmancoulter.com under “Investor Relations” at “Corporate Governance”).

Board and Committee Meetings; Attendance at Annual Meetings

The Board highly encourages its members to attend the Company’s annual meetings of stockholders absent unforeseen or exigent circumstances that prevent attendance. All directors attended the 2005 Annual Meeting. For 2005, the average aggregate Board and committee meeting attendance for all current directors was approximately 95.6%, with each director attending at least 75% of all meetings of the Board and any committees on which he or she served. Board meetings totaled eight and committee meetings totaled 28 during fiscal 2005. The Board’s Audit and Finance Committee held 12 meetings; the Organization and Compensation Committee held ten meetings; and the Nominating and Corporate Governance Committee held six meetings. In addition to the Board and committee meetings, the Board also holds regularly scheduled executive sessions of the non-employee directors. Prior to the April 2005 meeting, the Board rotated the role of presiding director for these sessions among the chairpersons of our Audit and Finance Committee, Organization and Compensation Committee, and Nominating and Corporate Governance Committee, depending on the subject matter to be addressed at such executive sessions. Thereafter, the Board discontinued the rotating practice and Ms. Woods, as Chairman of the Board, became the presiding director for all executive sessions.

Board Committees

The charters for the Audit and Finance Committee, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company’s website (www.beckmancoulter.com under “Investor Relations” at “Corporate Governance”).

Upon recommendation of the Nominating and Corporate Governance Committee, the Board reorganized committee memberships effective as of its February 2006 meeting. Current members are shown below.

Committee/Current Members	Committee Function

Audit and Finance Committee Current Members: Mr. Schafer (Chair) Mr. Farr Mr. Honeycutt Dr. Lavizzo-Mourey

•   Oversees financial and operational matters involving accounting, Corporate Finance, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics

•   Oversees other financial audit, and compliance functions as assigned by the Board

•   Reviews areas of potential significant financial risk to the Company

•   Monitors the independence and performance of the independent accounting firm

•   Provides an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors

Organization and Compensation Committee Current Members: Mr. Haggerty (Chair) Mr. Funari Dr. Kelley

•   Reviews and approves major Company organization structure, reviews performance of Company officers and establishes overall executive compensation policies and programs

•   Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director or consultant)

•   Reviews succession plans for Company officers

•   Reviews Board compensation and stock ownership matters

Nominating and Corporate Governance Committee Current Members: Mr. Coble (Chair) Dr. Dervan Ms. Woods

•   Develops criteria to determine the qualifications and appropriate tenure of directors

•   Reviews such qualifications and makes recommendations to the Board regarding director nominees to fill vacancies

•   Considers stockholder recommendations for Board nominees, as described below

•   Periodically reviews stockholder enhancement provisions in the Company’s certificate of incorporation, by-laws and other corporate documents

•   Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs

Nominating and Corporate Governance Committee Matters

The Nominating and Corporate Governance Committee expects as minimum qualifications that nominees to the Board will not have a conflict of interest and will have high ethical standards and, with respect to new members of the Board, a willingness to serve at least six years for the committee to recommend them to the Board of Directors. The committee evaluates each nominee on his or her individual merits taking into account the needs of the Company, the composition of the Board of Directors and the criteria set forth in the Company’s Corporate Governance Guidelines or otherwise established by the Board of Directors. For each director search to fill a vacancy, the Company engages a director search firm to identify, evaluate and recruit potential nominees to the Board of Directors. The Board and the Nominating and Corporate Governance Committee develop specifications and criteria based on specific needs of the Board. Typically, the search firm through its objective screening process develops an initial list of approximately 25 or more prospective board candidates. Based on discussions with the Nominating and Corporate Governance Committee, the list is winnowed down to approximately ten candidates and the search firm makes an initial contact with the potential candidates to assess, among other things, their availability, fit and major strengths. Following further analysis by the search firm, the Nominating and Corporate Governance Committee has typically chosen two or three candidates with whom to have further meetings. As part of this process, which the Company has used for every director search since 1993, the Company has from time to time asked significant stockholders for recommendations for candidate names to be placed in the search firm’s process. Each current non-employee member of the Board of Directors was selected through this comprehensive and objective process. The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Guidelines of the Company provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. As discussed under the section entitled “Deadline for Stockholder Proposals” below, stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our by-laws, to the Secretary of the Company at Beckman Coulter, Inc. (M/S A-42-C), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted a Code of Ethics applicable to all officers, directors and employees of the Company, including its principal executive officer and senior financial officers, as well as the Corporate Governance Guidelines recommended by the Nominating and Corporate Governance Committee. These documents are available on the Company’s website (www.beckmancoulter.com under “Investor Relations” at “Corporate Governance”). The Company will provide a copy of these documents to any person, without charge, upon request, by writing to the Company at “Beckman Coulter, Inc., Office of Investor Relations (M/S A-38-C), 4300 N. Harbor Boulevard, P. O. Box 3100, Fullerton, CA 92834-3100.”

AUDIT AND FINANCE COMMITTEE REPORT(1)

The Audit and Finance Committee of the Board of Directors is responsible for assisting the Board of Directors with its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee, the independent auditors’ qualifications and independence and the performance of the independent auditors and the Company’s internal audit function. The Audit and Finance Committee operates under a written charter approved by the Board of Directors last amended and restated by the Board of Directors on February 3, 2005, a copy of which was attached to last year’s proxy statement and is available on the Company’s website (www.beckmancoulter.com).

(1)          This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit and Finance Committee met with management and KPMG LLP to review and discuss the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG LLP’s evaluation of the Company’s internal control over financial reporting. The Audit and Finance Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit and Finance Committee also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP such firm’s independence from the Company and its management.

Based upon the discussions and reviews referred to above, and subject to the limitations on the role and responsibilities of the committee and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission. The Audit and Finance Committee also approved the selection of the Company’s independent auditors for fiscal 2005.

THE AUDIT AND FINANCE COMMITTEE
Glenn S. Schafer, Chair Kevin M. Farr, CPA Van B. Honeycutt Risa J. Lavizzo-Mourey, M.D., MBA

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters and on Communicating with the Board of Directors

The Board of Directors provides a process for stockholders and interested parties to communicate directly with any individual director, including the chairman, the Board as a whole, or with the non-employee directors as a group. Stockholders and interested parties may send written communications to the Secretary of the Company at Beckman Coulter, Inc. (M/S A-42-C), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100. Any communications directed to the Board of Directors, the non-employee directors as a group or any individual director from stockholders, employees or other interested parties that concern complaints regarding accounting, internal accounting controls or auditing matters will be handled in accordance with procedures adopted by the Audit and Finance Committee. In addition, employees may communicate all concerns regarding accounting, internal accounting controls and auditing matters to the Audit and Finance Committee or other matters to the Board of Directors on a confidential and anonymous basis through the Company’s Do the Right Thing compliance communication line.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or board members of such other entities.

Certain Relationships and Related Transactions

On April 7, 2005, the Company and our former Chairman and Chief Executive Officer, John P. Wareham, entered into a Transition Agreement providing for pay and certain other benefits during the period February 21, 2005 through June 30, 2005. The agreement provides for the Company to pay Mr. Wareham a base salary of $31,000 per each two-week pay period and a prorated cash bonus for 2005. The agreement also provides that Mr. Wareham shall be entitled to continue to participate in all executive/employee benefits in accordance with their terms. On June 30, 2005, the Company and Mr. Wareham entered into a Retirement and Consulting Agreement wherein Mr. Wareham would serve as a consultant for a term of three years following his retirement. Mr. Wareham agreed to provide, on a non-cumulative basis, up to 45 days of consulting services during the first year of the agreement’s term; up to 25 days during the second year of the term, and up to 20 days during the third year of the term. The agreement provides for the Company to pay Mr. Wareham an annual retainer of $330,000 for the first year, $210,000 for the second year and $170,000 for the third year of the agreement’s term, plus a per diem rate for any time in excess of the applicable number of days stated for each year of the term. The agreement also specified how Mr. Wareham’s benefits under various benefit plans will be determined.

On April 11, 2005, the Company and our former Senior Vice President, General Counsel and Secretary, William H. May, entered into a Retention Agreement wherein Mr. May agreed to defer his retirement, initially planned for the end of 2004, for a year during the Company’s transition to a new chief executive officer and in order to assist in the transition to a new general counsel. He also agreed to receive his regular salary and receive and participate in all employee and officer benefits through December 31, 2005, receive a bonus for 2005 based on full year pay at target and be eligible for the next stock option grant in an amount approximately equal to that he received in the Company’s previous grant. The Company agreed to seek approval for the vesting of his outstanding restricted stock. Mr. May served as an executive officer of the Company until November 15, 2005 and is now retired.

Board Compensation and Benefits

Due to the dynamic changes in board member qualification requirements, accountability, and substantial increases in time commitments, the competitiveness of the compensation and benefits program for the Company’s non-employee directors was reviewed by the Organization and Compensation Committee during 2005. The Committee hired the advisory services of an independent compensation and benefits consultant. On the basis of its analysis of information provided by the consultant and further discussions within the Organization and Compensation Committee, recommendations for changes to the program were put forth to the full board for review and approval. The redesigned non-employee compensation program is intended to reflect compensation that will align directors’ interests with the longer-term interests of shareholders. All aspects of the total compensation program were reviewed in its parts and its entirety including retainers, meeting fees, equity grants and deferred compensation elements. The total compensation philosophy for non-employee directors is to provide a competitive program for companies similar in revenue size. The redesigned program that began in July 2005 rebalances the mix between cash and equity grants to reflect a more competitive practice of 35%/65% mix, respectively. Previously, the mix had been 30%/70% between cash and equity. The compensation program prior to the changes that became effective in July 2005, was determined to be at about the fiftieth percentile of companies similar in size relative to revenues. The newly adopted program places the compensation program in a lead position at about the sixtieth percentile, with the idea that additional adjustments to the value of the non-employee pay program would not be required for several years, and would thereby eventually fall to about the fiftieth percentile over time. Details on the program are provided below.

Retainer and Fees.   The compensation paid to the Company’s non-employee directors changed as of the third quarter of 2005. Prior to July 2005, the non-employee directors, except for Betty Woods, received retainers in quarterly increments based on an annualized rate of $48,000 a year, or $52,000 a year for committee chairs. In addition, a special transition committee of the Board, composed of Ms. Woods, Mr. Haggerty, Dr. Dervan and Mr. Wareham, was appointed in 2004 for the purpose of identifying potential candidates for the Chief Executive Officer position in anticipation of Mr. Wareham’s retirement in April of 2005. Non-employee members of this committee received additional fees as follows: Ms. Woods, chair of this committee, $45,000; and Mr. Haggerty and Dr. Dervan, $30,000, each. A portion of these fees were paid in 2005.

As of July 2005, the non-employee directors, except for Ms. Woods, each received an annual base compensation of $40,000 paid in quarterly installments. Committee chairpersons also each received an additional amount in an annual base compensation of $15,000, if serving as chairman of the Audit and Finance Committee, and $7,500 if serving as chairman of the Organization and Compensation or the Nominating and Corporate Governance Committee. Additionally, each non-employee director received $1,500 for each meeting of the committee on which they served, and $2,000 per each board meeting attended.

The retainer for Betty Woods, since she became the Chairman of the Board in April 2005, is an annual base compensation of $157,000.

Directors are not paid an additional business fee if receiving consulting fees from the Company. Dr. Dervan and Dr. Kelley received $5,850 and $3,900, respectively, for participating in a company-sponsored science and technology symposium. No directors have been paid in 2005 or currently receive consulting, advisory or other compensatory fees from the Company or its subsidiaries, other than fees for serving as a director and if applicable, fixed amounts of compensation, under a retirement plan, including deferred compensation, for prior service with the company. Directors who are also employees of the Company or its subsidiaries (currently Mr. Garrett) do not receive an annual retainer, meeting fees, stock or other compensation for service on the Board or on committees.

Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors’ Fee Program until termination of their status as directors. Since 1998, the program has allowed an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral in stock units above 40% and up to 100% of annual compensation (“premium stock units”). Prior to 2003, all amounts were treated as having been invested in the Common Stock. Beginning in 2003, deferrals can be made into a cash account, a stock unit account, or a combination of both. Stock unit accounts will be paid out in the form of stock, except that premium stock units credited on or after April 1, 2004, and dividend units attributable thereto, will be paid out in cash valued at the then current market price of the Common Stock. Note 4 to the table under “Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers” below includes the number of stock units as of February 13, 2006 for each current director who has elected to participate in this program.

In 2005, the Organization and Compensation Committee revised stock ownership guidelines for the Board of Directors. Non-employee directors must acquire and retain common stock valued at four times their annual retainer, or more, within four years, including stock units held in the Deferred Directors Fee Program.

Options, Stock Units and Matching Gift Program.   Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 5,000 shares of the Common Stock, pursuant to the 1998 Incentive Compensation Plan, and its successor plan, the 2004 Long-Term Performance Plan. Commencing in 2006, the number of non-qualified options automatically granted is 4,000 and, directors will also receive an award of 700 stock units.

Options through 2005 become exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period). Commencing in 2006, options vest in three equal installments on the anniversary of the grant date. Options expire seven years (ten years for grants prior to 2004) after the date of grant (subject to earlier termination if the director ceases to serve as director). The option price of each option granted is the fair market value on the date of grant.

Commencing in 2006, stock unit awards vest in three equal installments on the anniversary of the grant date and are paid in an equivalent number of Common Stock upon vesting. Stock units have no voting or dividend equivalent rights. Directors may choose to defer payment of the stock units until service on the Board terminates. The amount of shares pursuant to these stock unit awards are listed in note 5 to the table shown under “Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers” below.

The amount of shares pursuant to outstanding options which are exercisable or which will become exercisable within 60 days of February 13, 2006, are listed in note 2 to the table shown under “Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers” below.

Non-employee directors may also participate in the Company’s Matching Program available generally to employees of the Company. Under this program, the Company will match gifts by directors to qualifying tax-exempt educational institutions up to $10,000 annually.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the amount of shares of the Common Stock beneficially owned as of February 13, 2006, the most recent practicable date, unless otherwise indicated, by those persons or entities (or group of affiliated persons or entities) known by management or based on filings with the SEC to beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, the named executive officers reported in the “Executive Compensation—Summary Compensation Table” below, and all current directors and executive officers of the Company as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 13, 2006 (67,694,913), plus the number of shares the individual or group had the right to acquire within 60 days of February 13, 2006, as indicated in note 2 following the table.

By Directors and Executive Officers

Beneficial Owner	Beckman Coulter Common Stock (1)(2)(3)(4)(5)	Percentage of Ownership
Directors:
H. K. Coble	42,942	*
P. B. Dervan	42,823	*
K. M. Farr	6,179	*
R.G. Funari	—	*
S. Garrett	174,446	*
C. A. Haggerty	32,322	*
V. B. Honeycutt	25,423	*
W. N. Kelley	46,396	*
R. J. Lavizzo-Mourey	26,400	*
G. S. Schafer	18,700	*
B. Woods	34,071	*
Other Named Executive Officers:
J. P. Wareham(6)	1,504,398	2.22%
E. Caro	89,594	*
J. Glover	116,175	*
W. May(7)	120,862	*
R. Kleinert	21,935	*
G. Bell	167,059	*
All current directors and executive officers as a group (24 persons)	1,215,353	1.80%

*                    Less than 1% of outstanding shares.

(1)          Unless otherwise indicated, each person’s address is c/o Beckman Coulter, Inc., 4300 North Harbor Boulevard, P.O. Box 3100, Fullerton, California 92834-3100. If a stockholder holds options or other securities that are exercisable or otherwise convertible into the Common Stock within 60 days of February 13, 2006, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of the Common Stock. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Includes shares that could be purchased by exercise of options on February 13, 2006 or within 60 days thereafter, under the Company’s Stock Option Plan for Non-Employee Directors, the Incentive Compensation Plan of 1990 and the 1998 Incentive Compensation Plan, and the 2004 Long-Term Performance Plan, as applicable: Mr. Coble, 42,000 shares; Dr. Dervan 40,000 shares; Mr. Farr, 6,179 shares; Mr. Haggerty, 15,000 shares; Mr. Honeycutt, 25,000 shares; Dr, Kelley, 42,000 shares; Dr. Lavizzo-Mourey, 25,400 shares; Mr. Schafer, 18,700 shares; Ms. Woods, 15,000 shares; Mr. Garrett, 126,250 shares; Mr. Wareham, 1,347,500 shares; Mr. Caro, 75,250 shares; Mr. Glover, 99,000 shares; Mr. May, 106,750 shares; Mr. Kleinert, 21,500 shares; Mr. Bell, 160,500 shares; and all current directors and executive officers as a group, 1,005,316 shares.

(3)          Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company’s Savings Plan, as follows: Mr. Garrett, 631 shares; Mr. Wareham, 176 shares; Mr. Caro, 2,577 shares; Mr. Glover, 8,612 shares; Mr. May, 5,486 shares; Mr. Kleinert, 435 shares; Mr. Bell, 2,131 shares; and all current executive officers as a group, 40,708 shares. Includes shares of the Common Stock held as trustee, co-trustee, in spouse’s name, in managed accounts or as custodian for children as follows: Mr. Caro, 2,000 shares and Mr. Glover, 474 shares. Also included in the above table are shares of restricted stock for which restrictions had not yet lapsed as of February 13, 2006, as follows: Mr. Garrett, 11,409 shares; Mr. Caro, 2,841 shares; Mr. Glover, 5,000 shares; and all current executive officers as a group, 43,841 shares.

(4)          In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Common Stock under the Deferred Directors Fee Program (see “Board Compensation and Benefits” above). The officers shown below have elected to participate in the Company’s Executive Deferred Compensation Plan and/or the Executive Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in the Common Stock. Stock units are distributed at the end of the deferral period in the form of shares of Common Stock, and premium units credited on or after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Long-Term Performance Plan. Also included below are stock units attributable to accounts remaining for two officers who previously participated in the Option Gain Deferral Program, under which they receive stock units paid out in shares of Common Stock. As of February 13, 2006, such amounts constitute the economic equivalent of Common Stock as follows:

Beneficial Owner	Stock Units
H.K. Coble	16,345
P.B. Dervan	14,661
K.M. Farr	1,625
R.G. Funari	0
S. Garrett	7,702
C.A. Haggerty	34,068
V.B. Honeycutt	12,607
W.N. Kelley	22,189
R.J. Lavizzo-Mourey	7,650
G.S. Schafer	5,421
B. Woods	27,183
J. P. Wareham(6)	103,463
E. Caro	3,849
J. Glover	459
W. May(7)	8,273
R. Kleinert	0
G. Bell	10,484
All current directors and executive officers as a group	51,946

(5)          Excludes 2006 restricted share unit awards and performance share unit awards under the 2004 Long Term Incentive Plan which have not yet vested, as follows: Mr. Garrett, 48,000 shares; Mr. Caro, 5,000 shares; Mr. Glover, 6,000 shares; Mr. Kleinert, 5,000 shares; Mr. Bell, 7,000 shares; and all current directors and executive officers as a group, 95,930 shares.

(6)          The numbers reflected are current notwithstanding that Mr. Wareham ceased serving as an executive officer of the Company and Chairman of the Board in April 2005, after which time no further SEC reporting obligations were required, and includes final distributions from the 1988 and 1990 Option Gain Deferral Programs, the Executive Restoration Plan and the Deferred Compensation Plan.

(7)          The numbers reflected are current notwithstanding that Mr. May ceased serving as an executive officer of the Company in November 2005, after which time no further SEC reporting obligations were required, and includes final distributions from the Executive Restoration Plan and the Deferred Compensation Plan.

By Others

Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock. The table shows information reported to the Company as of February 14, 2006, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.

Name of Beneficial Owners	Shares of Common Stock Beneficially Owned		Percent Of Class
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	4,022,400	(1)	5.94%

(1)          Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006 by the named beneficial owner reporting shared dispositive power as to all shares shown (5.94% of outstanding shares) and shared voting power as to 1,183,400 of such shares (1.75% of outstanding shares).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Person”) to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock.

Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2005. To the Company’s knowledge, all of these requirements were satisfied, except as to matters as stated herein. Due to administrative delays, the Non-Executive Director’s Stock Options granted to all non-employee directors on January 3, 2005 were reported on Form 4 on January 10, 2005. Due to omissions by the Company’s third party recordkeeper, Ms. Crans, Mr. May and Mr. Spaid all filed a late report on Form 4 on January 18, 2005 for earlier payroll transactions with regard to a total of 121 derivative securities attributable to their participation in the Company’s Executive Deferred Compensation Plan. Due to administrative delays, Mr. Widergren filed a late report on Form 4 on August 31, 2005 for 2,000 shares of restricted stock granted on August 15, 2005 and Ms. Beaver filed on August 31, 2005 for 3,000 shares of restricted stock granted on August 22, 2005. Ms. Herbert filed one late report on Form 4 on November 23, 2005 for the sale of 80 shares on November 18, 2005 received upon a distribution from the Company’s Employee Stock Purchase Plan. Due to the failure of an outside company in which Mr. Funari serves as a director to notify the Company in relation to changing the SEC Edgar reporting codes, Mr. Funari’s grant of December 2, 2005 for 500 non-qualified stock options was reported on Form 4 on December 7, 2005.

EXECUTIVE COMPENSATION

The following table sets forth information for the last three fiscal years, as to the former and current Chief Executive Officers, the former Senior Vice President, General Counsel and Secretary, and the four highest paid officers (“named individuals”) of the Company in 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Principal Position(1)	Year	Salary (2)($)	Bonus (3)($)	Other Annual Compensation (4)($)	Restricted Stock Award(s) (5)($)	Securities Underlying Options/ SARs (6)(#)	All Other Compensation (7)(8)(9)($)
Scott Garrett	2005	599,305	460,250	—	—	125,000	28,831
President & Chief	2004	479,138	185,242	—	—	17,250	89,146
Executive Officer	2003	425,000	259,500	82,427	1,099,758	99,000	16,392
John P. Wareham	2005	415,400	403,000	—	—	200,000	77,917
Former Chairman,	2004	802,423	483,600	—	—	172,500	132,345
Chief Executive Officer and President	2003	775,000	706,880	—	2,033,200	240,000	91,220
Elias Caro	2005	316,591	137,463	—	—	48,000	82,414
Executive Vice President,	2004	296,277	91,684	—	—	23,000	50,200
International	2003	259,923	158,300	—	577,632	63,000	47,828
Diagnostics & Global
Life Sciences
Commercial Operations
James T. Glover	2005	305,669	133,394	—	—	40,000	16,404
Senior Vice President,	2004	266,373	78,232	—	—	41,500	14,384
Chief Financial Officer	2003	216,600	98,600	—	355,810	38,000	10,502
William H. May	2005	299,162	138,465	—	—	52,000	19,082
Former Senior	2004	284,431	65,311	—	—	17,250	28,206
Vice President, General	2003	274,700	127,700	—	323,482	36,000	21,784
Counsel & Secretary
Robert W. Kleinert	2005	303,915	107,585	—	—	24,000	7,556
Executive Vice President,	—	—	—	—	—	—	—
U.S. Diagnostics	—	—	—	—	—	—	—
Commercial Operations
G. Russell Bell	2005	276,635	134,653	75,691	—	32,000	14,311
Executive Vice President,	—	—	—	—	—	—	—
Global Businesses	—	—	—	—	—	—	—

(1)          Mr. Garrett joined the Company in June 2002 as President, Clinical Diagnostics, became President and Chief Operating Officer of the Company in December 2003, and became Chief Executive Officer in February 2005. Mr. Wareham, who retired from the Company in June 2005, served as Chief Executive Officer until February 2005 and Chairman of the Board until April 7, 2005. Mr. May served as an executive officer until November 2005 and is now retired from the Company. Messrs. Kleinert and Bell became executive officers in 2005.

(2)          Amounts include salary related to elections under the Company’s Flexible Benefits Plan and compensation deferred under the Company’s Savings Plan, qualified respectively, pursuant to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, under the Company’s Executive Deferred Compensation and Restoration Plans (see note 9 below for a description of these plans).

(3)          Amounts include deferrals, if any, under the Company’s Savings Plan, Executive Deferred Compensation Plan and Restoration Plan. Amounts under the annual incentive program were contingent upon the attainment of certain organizational and individual goals prescribed by the Board’s Organization and Compensation Committee. Messrs. Wareham’s and May’s 2005 bonus payments are discussed under “Certain Relationships and Related Transactions” above.

(4)          The aggregate amount of other annual compensation in 2005 for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual’s annual salary and bonus), except for payments to Mr. Bell. Of the total shown for Mr. Bell, the amount which represents at least 25% of the total, includes a premium of $38,016 for the additional cost of maintaining temporary housing and housing-related expenses while undergoing changes in assignments, and $19,395 in federal and state tax gross-ups relating to this premium.

(5)          Restricted stock was granted under the 1998 Incentive Compensation Plan in 2003. Restrictions generally lapse over four years in 25% increments on each anniversary of the grant date, except that one grant to Mr. Garrett vests 5 years from the date of grant and the grants to Mr. Glover vest 3 years and 4 years, respectively, from the date of grant. Restrictions may lapse sooner in the event of termination of employment due to death or total disability, or at the discretion of the Company in the event of retirement, or a change of control as defined in the restricted stock agreement. Non-preferential dividends are paid. The values of the aggregated restricted stockholdings at 2005 year-end, calculated by multiplying the per share closing price of $56.90 (and not including any diminution effect attributable to the restrictions on such stock) by the number held, are as follows:  Mr. Garrett, 14,818 shares, $843,144; Mr. Caro, 5,682 shares, $323,306; and Mr. Glover, 7,000 shares, $398,300.

(6)          No Stock Appreciation Rights (SARs) have been granted to the named individuals and none are outstanding. These are non-qualified options for shares of the Company’s Common Stock as more fully described below at “Fiscal Year Option Grants.”

(7)          Includes Company matching contributions to the Company’s Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds up to statutory limits through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee’s contribution (subject to certain limitations). Savings Plan 2005 company matching contributions and dividends/interest thereon, are as follows: Mr. Garrett, $7,666; Mr. Wareham, $29,932; Mr. Caro, $10,128; Mr. Glover, $10,158; Mr. May, $8,617; Mr. Kleinert, $7,556; and Mr. Bell, $8,363. In addition, a 2005 company contribution in the amount of $20,825 was made under the Retirement Plus feature of the Savings Plan for Mr. Caro. Mr. Caro does not participate in the Company’s Pension Plan, but participates in Retirement Plus as an eligible employee of the former Coulter Corporation. Under Retirement Plus, an annual Company contribution is made based on a percentage of the employee’s total eligible pay and a percentage of any eligible pay above the year’s Social Security wage base, according to the employee’s age at year-end. Employees may direct all or any portion of Retirement Plus contributions into the same core investment funds available for other Savings Plan contributions. In the event maximum limits are reached under the qualified Savings Plan, the company contribution is made to the non-qualified Restoration Plan as described below at “Equity Compensation Plan.”

(8)          Includes amounts the Company has advanced under the Executive Retention Incentive Program adopted to encourage retention of key executives, as follows:  Mr. Wareham,  $1,656 in 2003;  Mr. Caro, $10,497 in 2003, $9,987 in 2004, and $10,397 in 2005; and Mr. Glover, $756.44 in 2003. In addition to advances shown in the table for the past three years, advances were also made to: Mr. Wareham in 2001 and 2002 for an aggregate amount of $55,058; Mr. Caro in 2002 in the amount of $2,283; Mr. May in 2000 and 2001 in the aggregate amount of $32,442; and Mr. Glover in 2000 and 2001 in the aggregate amount of $31,293.16. Messrs. Wareham, Caro, May and Glover have repaid the loan amount to the third-party lender and no further advances were made following loan repayment. Pursuant to loan documents entered into prior to July 30, 2002, the Company advanced payments of interest on a personal loan, not to exceed one times annual base salary and not to exceed a term of five years, obtained by the individual through a third-party bank. The individual had to meet the bank’s credit standards and terms and conditions for loan approval established by the bank. Each executive participating in the program has provided the Company with a recourse promissory note providing that all interest advances will become immediately due and payable to the Company upon the executive’s voluntary or “for cause” termination from employment. Interest payment advances will be made only while the individual remains employed with the Company and meets the Company’s stock ownership guidelines. To further align management and stockholder interests, the Company maintains stock ownership guidelines for the CEO, all Executive Officers, and key Vice Presidents to acquire and retain stock ownership levels at least one times annual base pay. The multiple for the CEO is at least four times annual base pay. Interest advances are not yet earned by the individual, but are reported here because they will be forgiven if the individual remains employed through the earlier of the term of the loan or five years of continuous employment. See “Termination of Employment and Change in Control Agreements,” below, for more information on this Executive Retention Incentive Program. The program may be terminated at any time upon twelve months advance notice to the individual participants. Executive officers are no longer eligible for any new loans under this program.

(9)          Includes the value of stock units (i.e., non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company’s Common Stock) contributed in the corresponding year under the Company’s Executive Restoration and Deferred Compensation Plans and the Option Gain Deferral Program to the extent the individual elected to participate and as determined based on the individual deferral elections under each plan. The aggregate values for 2005 (based on the market value of a share of the Company’s Common Stock on each date that contributions were credited) are as follows:  Mr. Garrett, $21,165; Mr. Wareham, $47,985; Mr. Caro, $41,064; Mr. Glover, $6,246; Mr. May, $10,465; and Mr. Bell, $5,948. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution made in stock units is deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units (“premium stock units”). Under the Restoration Plan, deferrals that exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, and stock if invested in stock units, generally after termination or retirement. Under the Option Gain Deferral Program, participants were allowed to defer compensation that would otherwise have been realized on exercise of stock options. The executive received stock units, the number of which was determined by dividing the price of Common Stock on the date of exercise into the amount by which the option was “in the money,” payable solely in Common Stock following a specified date in the future. For this program, the value of dividend equivalent contributions on stock units is included for Mr. Wareham, the only named executive who participated in this program. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

Fiscal Year Option Grants

The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Present Date Value ($)(2)(3)
S. Garrett	90,000	5.01%	65.70	1/6/2012	1,927,800
	35,000	1.95%	67.795	2/21/2012	817,250
J. Wareham	200,000	11.13%	65.70	1/6/2012	4,284,000
E. Caro	48,000	2.67%	65.70	1/6/2012	1,028,160
J. Glover	40,000	2.23%	65.70	1/6/2012	856,800
W. May	26,000	1.45%	65.70	1/6/2012	556,920
	26,000	1.45%	55.055	10/4/2012	446,960
R. Kleinert	24,000	1.34%	65.70	1/6/2012	514,080
G. Bell	32,000	1.78%	65.70	1/6/2012	685,440

(1)          No free standing or tandem Stock Appreciation Rights (SARs) were granted to the named individuals in 2005. Non-qualified stock options were granted in 2005 pursuant to the Company’s 2004 Long-Term Performance Plan at an option price equal to the fair market value of the stock at the date of grant, as also discussed at note 6 to “Executive Compensation Table” above. The option price may be paid by delivery of already owned shares, subject to certain conditions. The options have a term of seven years, all subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.

(2)          Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

	1/6/2005 Grants	2/21/2005 Grants	10/4/2005 Grants
Option and market price (fair market value on grant date)	$65.700	$67.795	$55.055
Term of option	7 years	7 years	7 years
Risk free rate of return	3.780%	4.040%	4.160%
Dividend yield	1.011%	1.011%	1.011%
Volatility	31.700%	31.640%	30.730%

(3)          Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations that may occur from time to time.

No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Common Stock, stockholder return, or performance of the Company.

Option Exercises and Year-End Option Values

No free standing or tandem Stock Appreciation Rights (SARs) have been granted to the named individuals. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired	Value	Options/SARS		Options/SARs
	on Exercise	Realized	At FY-end(#)(2)(4)		At FY-end($)(3)(4)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
S. Garrett	—	—	89,250	182,000	874,029	718,175
J. Wareham	140,000	6,706,000	1,347,500	—	22,385,917	—
E. Caro	51,500	1,612,538	49,500	87,000	274,755	576,100
J. Glover	—	—	84,500	89,000	1,672,009	402,030
W. May	18,500	775,748	96,750	70,000	1,502,105	314,810
R. Kleinert	—	—	15,500	45,000	289,850	343,720
G. Bell	—	—	140,500	62,750	3,172,047	392,235

(1)          Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2)          Options have a term of ten years if granted prior to December 2003 and a term of seven years if granted thereafter, subject to earlier termination. Options generally become or will be exercisable over periods of three or four years from dates of grant, with the exception of the 2004 Performance Leveraged Stock Options which vested immediately upon grant after achieving the targeted performance, and a 2004 grant to Mr. Glover with three-year cliff vesting. Those options subject to a vesting schedule may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company’s 1990 and 1998 Incentive Compensation Plans and the 2004 Long-Term Performance Plan. Mr. Wareham’s unvested options vested upon his retirement.

(3)          Values were calculated by multiplying the closing market price of the Common Stock at December 30, 2005 ($56.90 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

(4)          On October 5, 2000, the Board of Directors of the Company declared a 2-for-1 stock split in the form of a 100% stock dividend payable on December 7, 2000, to holders of record of the Common Stock as of the close of business on November 15, 2000 (the “split”). In connection with the split, certain adjustments were made to the Company’s stock-based compensation plans and outstanding awards thereunder. The information shown includes unexercised options at fiscal year-end which were outstanding at the time of the split giving effect to the split and the related adjustments.

Termination of Employment and Change in Control Arrangements

Under the Company’s Executive Retention Incentive Program, the Company entered into agreements with certain executive officers by which it agreed to make advances against compensation for interest due quarterly on certain five-year loans obtained through, and fully funded by, an outside lender. Pursuant to loan documents entered into prior to July 30, 2002, the advances apply to compensation to be earned upon satisfying certain service and other contingencies. Each executive participating in the program has provided the Company with a recourse promissory note for the amounts advanced in the event the executive terminates employment for reasons other than for cause, death or disability. Interest payment amounts advanced under this program are included in the “Executive Compensation Table” above and the program is further described at note 8 thereto. This program has been closed to any future participation by executive officers.

All of the named individuals have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Under the agreements with senior management, the Company will pay up to two times and, in some limited cases, up to three times the individual’s annual “compensation” (based on the then current compensation), as well as a limited continuance of certain Company benefits. In addition, the agreements provide that at the time of a termination under the agreement, any outstanding stock options will be immediately exercisable for the length of the exercise period and any outstanding restricted stock shall have the restrictions removed.

For purposes of the change in control agreements, “compensation” is the sum of the individual’s highest annual salary rate while employed by the Company plus a management bonus increment equal to an applicable percentage of the highest annual salary rate. For purposes of the management bonus increment, the applicable percentage is determined by looking at the management bonus plan in place for the individual at the time of a qualifying termination under the agreement and calculating the total award guideline percentage that would be applicable if the target performance were achieved, adjusted up or down by any individual performance rating under the plan. If a management bonus plan is subsequently redesigned or replaced, then the applicable percentage will be adjusted to reflect the percentage of salary the individual could reasonably expect to receive as a bonus if the performance had been excellent and profit objectives had been met for the year in which the qualifying termination occurred. If no management bonus plan is in place at termination then the calculation of the applicable percentage is based on the terms of the one that was in place at the time the agreement was executed.

Defined Benefit Pension Plan

The Company’s defined benefit qualified pension plan and non-qualified supplemental pension plan provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation (“final average earnings”) and years of eligible service. Eligible compensation includes basic salary and bonuses, including cash-based long-term incentive plan payouts, if any. Benefit amounts are offset by amounts from any other similar Company or subsidiary sponsored plan, if applicable. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

Normal retirement age generally is 65, but employees may continue beyond age 65 and earn additional retirement benefits. Credited years of eligible service at normal retirement for the named executive officers would be as follows: Mr. Garrett, 12 years; Mr. Glover, 31 years; Mr. Kleinert, 13 years; and Mr. Bell, 14 years. Upon retirement in 2005, Messrs. Wareham and May had 37 years and 29 years of credited service, respectively.

Pursuant to agreements with Messrs. Wareham and May (discussed at “Certain Relationships and Related Transactions” above), the Company amended its non-qualified supplemental pension plan to provide that each of their final average earnings for purposes of calculating retirement benefits would include 2005 bonus amounts as if paid in the final month of employment. Upon retirement the final average earnings amount was $1,361,113 for Mr. Wareham and $397,716 for Mr. May.

The following table illustrates the annual pension benefits payable from the qualified and non-qualified plans, before any offsets, calculated as a single life annuity, payable at normal retirement.

PENSION PLAN TABLE

	Years of Service
Final average earnings	15	20	25	30	35	40
450,000	124,452	165,936	207,420	248,904	290,388	331,872
500,000	139,452	185,936	232,420	278,904	325,388	371,872
700,000	199,452	265,936	332,420	398,904	465,388	531,872
900,000	259,452	345,936	432,420	518,904	605,388	691,872
1,100,000	319,452	425,936	532,420	638,904	745,388	851,872
1,300,000	379,452	505,936	632,420	758,904	885,388	1,011,872
1,500,000	439,452	585,936	732,420	878,904	1,025,388	1,171,872
1,700,000	499,452	665,936	832,420	998,904	1,165,388	1,331,872
1,800,000	529,452	705,936	882,420	1,058,904	1,235,388	1,411,872

Mr. Caro does not participate in the Company’s qualified defined benefit pension plan. Instead, as an eligible employee of the former Coulter Corporation, additional company contributions are made under the Retirement Plus feature of the Company’s Savings Plan, a defined contribution plan (as discussed in note 7 to the Summary Compensation Table above). Also, the Company has entered into an agreement with Mr. Caro to provide for retirement benefits that would have been accrued under the former Coulter Pension Plan had the Executive remained an eligible participant in such plan while he was working overseas. Under this agreement, Mr. Caro will receive a monthly retirement benefit of $1,546, offset by the equivalent value of any foreign pension plan benefit accrued while working overseas. Payments will be made under the Company’s non-qualified supplemental pension plan, payable upon attainment of age 65 in the form of a joint and survivor annuity and will be actuarially adjusted if retirement occurs prior to age 65. The agreement also provides for a surviving spouse benefit calculated based on the stated monthly benefit, in the event the executive dies while employed.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders.   Beckman Coulter currently maintains five equity- based compensation plans that have been approved by stockholders—the 1998 Incentive Compensation Plan, which was approved by stockholders in 1998 and is referred to as the “1998 Plan,” the Employees’ Stock Purchase Plan, which was most recently approved by stockholders in 2001 and is referred to as the “ESPP,” the Incentive Compensation Plan of 1990, which was most recently approved by stockholders in 1992 and is referred to as the “1990 Plan,” the Stock Option Plan for Non-Employee Directors, which was most recently approved by stockholders in 1992 and is referred to as the “Directors Plan,” and the 2004 Long-Term Performance Plan, which was approved by stockholders in 2004 and is referred to as the “2004 Plan.”

•        ESPP.   Subject to limits, all of our officers and employees are eligible to participate in the ESPP. The ESPP generally operates in successive 6-month purchase periods. Participants in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% or 90%, as determined by the Board in advance of each purchase period, of the lower of the fair market value of the stock at the beginning or the end of the period. The administrator of the ESPP may allow participants to contribute up to 15% of their eligible compensation to purchase stock under the plan. The current contribution limit is 10% of each participant’s eligible compensation. The ESPP plan is administered by the Board or a committee of the Board.

•        2004 Plan.   Stock options, stock appreciation rights, restricted stock, stock units, stock bonuses, performance shares, dividend equivalents and other forms of awards may be granted under the 2004 Plan. The 2004 Plan is administered by, and each award grant must be approved by, the Board or a committee of the Board. Persons eligible to receive awards under the 2004 Plan include our officers and employees. Our non-employee directors are also eligible for certain automatic stock option grants, and, effective in 2006, stock unit awards to be paid in stock under the 2004 Plan. The Board or a committee of the Board will determine the purchase price for any shares of our common stock subject to an award under the 2004 Plan, the vesting schedule (if any) applicable to each award, the term of each award, and the other terms and conditions of each award, in each case subject to the limitations of the 2004 Plan.

•        1998 Plan, 1990 Plan and Directors Plan.   Certain stock option grants remain outstanding to our officers, employees and directors under these plans and certain restricted stock grants also remain outstanding under the 1998 Plan. However, the authority to grant new awards under the 1998 Plan terminated in December 2003, and the authority to grant new awards under the 1990 Plan and the Directors Plan terminated in 1998. The Board or a committee of the Board continues to administer these plans as to the options and restricted stock that remain outstanding.

Equity Compensation Plans Not Approved by Stockholders.   Beckman Coulter currently maintains five equity-based compensation plans that have not been approved by stockholders—the Deferred Directors’ Fee Program, which is referred to as the “Deferred Fee Program,” the Executive Deferred Compensation Plan, which is referred to as the “Deferred Compensation Plan,” the Executive Restoration Plan, which is referred to as the “Restoration Plan,” the Beckman Coulter Ireland Inc. Share Participation Scheme, which is referred to as the “Ireland Program,” and the Stock Purchase Plan for employees in Japan, also referred to as the “Japan Program.” Stockholder approval of these plans has not been required.

•        Deferred Fee Program, Deferred Compensation Plan, and Restoration Plan.   Under the Deferred Fee Program, a non-employee member of the Board may elect to defer a percentage of the fees that would otherwise become payable to the director for his or her services on the Board. Under the Deferred Compensation Plan and the Restoration Plan, a select group of officers and certain other employees may elect to defer compensation that would otherwise become payable to them. Each participant in the Deferred Fee Program or the Deferred Compensation Plan may elect that his or her deferrals be credited in the form of cash or stock units. Beckman Coulter provides company contributions under the Restoration Plan, in the form of additional credits of stock units, generally based on the company contributions that a participant would have been entitled to under the Company’s qualified retirement plans had certain limits of those plans not applied to the participant. A director may earn up to a 30% premium for deferring his or her fees in the form of stock units under the Deferred Fee Program. A participant in the Deferred Compensation Plan may earn up to a 30% premium for deferring his or her bonus in the form of stock units. Any premium stock units credited under the Deferred Compensation Plan are subject to a vesting schedule. Stock units accrue dividend equivalents, credited in the form of additional stock units, as dividends are paid by Beckman Coulter on its issued and outstanding common stock. Stock units are bookkeeping entries that, when payable, are generally paid in the form of an equivalent number of shares of Common Stock, except that premium units credited under the Deferred Fee Program on and after April 1, 2004 and dividend equivalents thereto are paid in cash. Common Stock paid with respect to premium units credited under the Deferred Compensation Plan on and after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Plan. Each participant elects the time and manner of payment (lump sum or installments) of his or her stock units credited under the Deferred Fee Program or the Deferred Compensation Plan. Stock units credited under the Restoration Plan are paid at termination of employment. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are shares that have been purchased on the open market.

•        Ireland Program.   The Ireland Program provides a means for employees of Beckman Coulter’s Ireland subsidiary to purchase Beckman Coulter stock. Participants in the Ireland Program are not otherwise eligible to participate in the ESPP. Subject to limits, participants in the Ireland Program decide how much of their bonus and salary they wish to contribute for the purchase of shares under the program. The purchase price for the shares under the program generally equals the fair market value of the shares at the time of purchase—no discounted purchase price is offered under the program. The program is intended to offer certain tax advantages under Ireland tax rules to participants in the program. Shares purchased under the program generally cannot be sold for two years following the purchase of the shares under the program and additional tax benefits may be obtained if the shares are not sold until three years after their acquisition. The Ireland Share Purchase Program is administered by the Board of Directors of Beckman Coulter’s Ireland subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Ireland Program are shares that have been purchased on the open market.

•        Japan Program.   The Japan Program provides a stock purchase opportunity to employees of Beckman Coulter’s Japan subsidiary to purchase Beckman Coulter stock. Participants in the Japan Program are not otherwise eligible to participate in the ESPP. Participants in the Japan Program may contribute up to 10% of their salary for the purchase of stock and may also contribute a portion of their bonus (up to three times the dollar amount of salary contributed by the employee) to purchase Beckman Coulter stock. The Company matches 5% what the participant contributes. The contributions are accumulated and used to purchase Beckman Coulter stock on a monthly basis at the fair market value of the stock at the time of purchase. The Japan Program is administered by the Company’s Japan subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under the Japan Program are shares that have been purchased on the open market.

Summary Table.   The following table sets forth, for each of Beckman Coulter’s equity-based compensation plans, the number of shares of Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005.

Equity Compensation Plan Table

Plan category	Number of shares of Beckman Coulter common stock to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of shares of Beckman Coulter common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	9,301,534	(1)(2)	$43.45	(3)	6,563,237	(4)
Equity compensation plans not approved by stockholders	343,369	(5)	N/A		N/A	(6)
Total	9,644,903		$43.45		6,563,237

(1)          Of these shares, 2,375,844 were subject to options under the 2004 Plan, 5,699,853 were subject to options then outstanding under the 1998 Plan, 479,386 were subject to options then outstanding under the 1990 Plan, and 58,626 were subject to options then outstanding under the Director Plan.

(2)          This number includes 684,822 shares that will be issued upon the payment of stock units credited under the Beckman Coulter Option Gain Deferral Program adopted under the 1990 Plan and the 1998 Plan and 3,003 shares that will be issued upon the payment of stock units granted under the 2004 Plan.

(3)          This number does not reflect the 684,822 shares that will be issued upon the payment of stock units credited under the Option Gain Deferral Program, nor the 3,003 shares that will be issued upon payment of stock units granted under the 2004 Plan.

(4)          This number of shares is presented after giving effect to purchases under the ESPP for the purchase period that ended December 31, 2005. Of the aggregate number of shares that remained available for future issuance, 4,008,153 were available under the 2004 Plan and 2,555,084 were available under the ESPP.

(5)          Reflects an aggregate of approximately 338,775 stock units then credited under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan, and an additional 4,594 shares previously purchased under the Ireland Program and held in trust for delivery to the participants who purchased such shares following the satisfaction of the required two-year holding period under the program.

(6)          There is no explicit share limit under the Deferred Fee Program, the Deferred Compensation Plan, the Restoration Plan, the Ireland Program, or the Japan Program. The number of shares to be delivered with respect to these programs in the future depends on the levels of fees and compensation that participants elect to defer under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan and the amounts of compensation that participants in the Ireland Program and Japan Program elect to contribute to that program. The Beckman Coulter shares used to satisfy Beckman Coulter’s stock obligations under these programs are shares that have been purchased on the open market.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION(2)

The Organization and Compensation Committee (the “Committee”) is composed entirely of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company’s executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the attraction, retention, motivation and succession of executive officers and senior management. The Committee also recommends for the approval of the full Board the compensation program for non-employee directors. The Committee directly hires and uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

Compensation Philosophy

The Company operates in a highly competitive industry environment. The objectives of the Company’s executive compensation program are to: (1) Provide total compensation that attracts and retains outstanding executive and management talent; (2) Motivate and focus each executive on achieving the Company’s strategic business plan and short and long-term financial and operating goals; (3) Maximize total shareholder value; and (4) Recognize and reward individual and Company success. The Company’s compensation philosophy is to drive results by maintaining a substantial portion of total pay as “at risk compensation” in the form of annual and long-term incentives. Total direct compensation, comprised of base pay, annual and long-term incentive opportunity, is leveraged to achieve upper quartile pay for superior performance and contribution to shareholder value. If below target performance is achieved, the Company will pay below market median cash compensation.

The Committee reviews annually each element of total direct compensation for consistency and alignment with the Company’s compensation philosophy:

•        Base pay comprises less than 25% of the overall total compensation levels. Base salary competitive targets for each position are established based on the level of responsibility, value of the position to the Company, tenure in the job, internal relative pay and the competitive marketplace.  The actual base pay, in relation to the competitive marketplace for each position reflects the executive’s skill, experience and performance. Executive base pay is reviewed annually and base pay increases may be awarded based on an evaluation of these factors.  In 2005, the Company’s targets for base pay were at the fiftieth percentile of general industry competitive practice for companies similar in revenue size and organization structure. However, where the fiftieth percentile of the market does not adequately reflect the scope of an individual’s roles, the Company may target pay above the median. Individual pay is strongly differentiated based on performance.

•        Annual incentive compensation is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, asset management and achievement of strategic goals that relate to both short and long-term Company performance designed to enhance shareholder value. In order for an incentive award to be paid to any executive in 2005, the Company had first to reach an Earnings per Share threshold. The Committee believes that when the Company achieves superior performance against its internal budgets and industry comparator group, the annual incentive award should reflect upper quartile pay in comparison to general industry competitive practice. The Company believes that if below target performance is achieved, awards should be

(2)          This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

below the median of general industry practice.  Each employee’s target opportunity under the program is based on his or her position level, experience in the job, scope of responsibilities and competitive practices. Award opportunities are established in conjunction with the Company’s performance goals at minimum, target and maximum levels.

•        Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company’s strategic business plan. Long-term incentives are currently granted in the form of stock options, restricted stock and other performance-based compensation under the 2004 Long Term Performance Plan. Stock based awards are granted at no less than the fair market value of Common Stock on the date of grant. The size of individual awards are determined on the basis of job responsibility, individual performance, future potential contributions to the Company, competitive data, internal equity alignment and the number of shares granted previously. None of these factors are specifically weighted. The Committee targets its long-term incentive award grants to leverage superior performance and reward executives at the upper quartile of competitive industry peers. The Committee is currently working with its outside consultants to assess the appropriate types of long-term incentives and the appropriate mix of those elements for future grants.

To further align management and the Board of Directors with shareholder interests, the Company requires the CEO and all Executive Officers, key Vice Presidents and the Board of Directors to acquire and retain stock ownership levels in Company common stock at least one times annual base pay. During 2005, the Committee in conjunction with its independent outside consultant reviewed the current policy regarding ownership guidelines relative to best practices. As a result of the Committee’s review, it increased the required multiple for Chief Executive Officer from four times to at least five times base pay and the multiple for Senior Executive Officers was revised from one time to at least three times base pay. Stock ownership guidelines are to be achieved within five years of appointment to Senior Vice President or above status. If guidelines are not achieved, the Committee may withhold payment of annual incentive compensation until the guidelines are met. All Company Vice Presidents who have this requirement have either met guidelines or are within the five-year timeframe to reach their appropriate level.  In 2005, the Committee revised stock ownership guidelines for the Board of Directors. Non-employee directors must acquire and retain common stock valued at four times their annual retainer, or more, within four years, including stock units held in the Deferred Directors Fee Program.

As described under the section entitled “Termination of Employment and Change in Control Agreements” above, the Company uses change-in-control agreements for its senior management team to be competitive and ensure shareholder and executive interests are protected in the event of a change-in-control. During 2005, the Committee reviewed the design elements and estimated costs of these agreements and found them to be conservative relative to prevailing competitive practices.

Competitive Assessment

The Committee conducts an annual review of the Company’s executive total compensation program under the guidance of its independent external executive compensation consultants. During 2005, the Committee reviewed each component and the aggregate value of the pay components including base salary, bonus, equity, the dollar cost to the Company of all benefits (including, but not restricted to deferred compensation, health care and retirement) and perquisites. These values were presented also in a tally sheet format that included the accumulated realized and unrealized value of stock options and restricted stock grants.  This process assesses the competitiveness of the Company’s total program and its key elements compared with comparator groups used for compensation purposes. The comparator groups consist of a broad range of general industry companies and a peer group of firms, recommended by our independent external consultant, that are size and industry relevant, and with whom the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. For the top five executive officers, the Committee selected a peer group of publicly traded companies with whom it believes it competes for top executive talent.

Comparative data is unavailable for many of the Company’s direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations. The Committee reviewed executive compensation information provided from nationally recognized compensation surveys. Competitive compensation levels were derived using appropriate revenue comparisons to normalize compensation values for benchmark executive positions. For the top five executives, compensation proxy data was also reviewed.

With regards to other compensation elements, the Committee decided to eliminate the use of automobile allowances for executive officers during 2005. At this time, the only executive perquisites provided to the executive officers include financial counseling, access to legal counseling, business travel accident insurance, income deferral plans and voluntary annual medical physical exams.

In 2005, the Committee continued to operate under the adopted executive compensation philosophy which includes a commitment to upper quartile pay for superior performance and reduced compensation opportunities when performance is below its predetermined goals. The Committee regularly reviews the rebalancing of total compensation elements to align with strategic and operating goals, legislative updates and competitive market practices.

Compensation of the Chief Executive Officer

The compensation of the Chief Executive Officer of the Company consists of the same key elements of total direct compensation as other senior executives. John P. Wareham, Chief Executive Officer and President, until February 21, 2005, did not receive a base pay increase in 2005. As part of Mr. Wareham’s transition agreement to remain with the Company through June 30, 2005, the Committee agreed to pay Mr. Wareham a prorated annual incentive for 2005 of $403,000. Subject to the American Jobs Creation Act Section 409A, this payment was postponed until six months after Mr. Wareham’s retirement date. In January, 2005, the Committee awarded Mr. Wareham 200,000 non-qualified stock options. The award was in recognition of superior financial and strategic performance for the prior fiscal year as well as part of the Committee’s retirement strategy which would provide for Mr. Wareham’s continued focus and availability as an advisor and consultant to the Board and Management through June, 2008.

Effective February 21, 2005, Scott Garrett was appointed Chief Executive Officer and President. With the advice of the independent executive compensation consultant regarding the appropriate compensation based on competitive pay information, skill and experience, the Committee approved Mr. Garrett’s base pay increase to $627,000 in conjunction with his promotion.

Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. The factors used to determine the Chief Executive Officer’s annual incentive award is identical to those of other named executive officers.  In 2005, financial goals focused on sales growth, earnings and asset management. In February 2006, the Committee approved funding the incentive award opportunities based upon level of achievement of pre-determined performance target for earnings per share, in accordance with the pre-authorized plan formula. The Committee evaluated Mr. Garrett’s individual performance against pre-established goals and approved his incentive award for 2005 in the amount of $460,250.

In addition, for 2005, there was an annual grant authorized by the Committee, for any executive officers and other eligible employees. As part of that annual grant process which occurred on January 6, 2005, the Committee awarded Mr. Garrett 95,000 non-qualified stock options. On February 21, 2005, in conjunction with Mr. Garrett’s promotion to Chief Executive Officer, the Committee approved a grant of 35,000 non-qualified stock options.

Other Matters

Section 162 of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. The Committee believes that its primary objectives are to attract, retain and award executive talent in a manner that is in the best interests of both the Company and the stockholders. Accordingly, the Committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by Section 162, as it determines executive compensation strategy.

Committee Governance

In 2005 the Committee continued with its Corporate Governance focus by engaging in several best practices and compliance activities:

•        Ongoing Education Program sessions at Committee meetings

•        Review of the Committee’s Independence and Collaboration Policy

•        Review of Performance Standards for Beckman Coulter management submissions to the Company

•        Review and update of the Organization and Compensation Committee Charter

•        Hiring and utilization of external consultants for all CEO related compensation work

•        Adoption of revised Stock Ownership Guidelines for Senior Executives

•        Review of the  Long Term Incentive Grant Policy

•        Review and oversight of the annual succession planning assessment

•        Utilization of an external consultant for key Senior Executive hires

•        Annual review of grandfathered plans under Sarbanes-Oxley

The Organization and Compensation Committee
Charles A. Haggerty, Chair Robert G. Funari William N. Kelley, M.D.

PERFORMANCE GRAPH(3)

The line graph below compares the cumulative total stockholder return on the Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index, the S&P 500 Health Care Equipment Index, and the S&P Midcap 400 Index for the last five fiscal years. The S&P 500 Health Care Equipment Index was formerly the S&P 500 Health Care (Medical Products and Supplies) Index prior to Standard and Poor’s total review of all their indices in 2002. This index includes manufacturers of health care systems and supplies, including orthopedic and cardiac devices and laboratory equipment. In addition to this line of business index, the Company has included the S&P Midcap 400 Index, which is the market capitalization index where it has been placed by Standard and Poor’s.

Comparison of Cumulative Five-Year Total Return*

Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company’s forecast of future financial performance.

	Base Period	INDEXED RETURNS Years Ending
Company / Index	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
BECKMAN COULTER INC	100	106.50	71.61	124.49	165.46	141.86
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 HEALTH CARE EQUIPMENT	100	94.93	82.91	109.49	123.31	123.38
S&P MIDCAP 400 INDEX	100	99.40	84.97	115.24	134.23	151.08

*                    Assumes $100 invested on December 31, 2000 and reinvestment of dividends.

(3)          This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation in any such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the Audit and Finance Committee, whose members and functions are described under “Additional Information about the Board of Directors—Committees of the Board” above. Upon recommendation of the Audit and Finance Committee, the Board has approved the appointment of the firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005. KPMG LLP has served as the Company’s independent auditors since it was engaged to serve as the Company’s independent accountants for the fiscal year ended December 31, 1990.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Pursuant to the rules of SEC, the fees paid for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, respectively, and fees billed for other services rendered by KPMG LLP during those periods, are disclosed in the following table:

	2005	2004
Audit Fees(1)	$4,410,000	$3,909,000
Audit-Related Fees(2)	246,000	0
Tax Fees(3)	$1,540,000	$1,778,000
All Other Fees(4)	0	0
Total	$6,190,000	$5,687,000

(1)          Audit fees consisted principally of fees billed to the Company for professional services performed for the audit of consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs, for the audit of the Company’s internal control over financial reporting, and for services generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory and regulatory filings or engagements.

(2)          Audit-related fees consisted principally of fees billed to the Company for assurance and related services performed that are reasonably related to the performance of the audit or review of the Company’s financial statements, including documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002, due diligence related to mergers and acquisitions, and audits of employee benefit and compensation plans in 2005.

(3)          Tax fees consisted principally of fees billed to the Company for professional services performed with respect to U.S. federal, state and local and international tax planning, advice and compliance, assistance with tax audits and appeals and review of original and amended tax returns for the Company and its consolidated subsidiaries.

(4)          All other fees are fees for any permissible services performed that do not meet the above category descriptions, such as fees related to financial information systems implementation and design services, however, the Company generally does not engage KPMG LLP for “other” services.

The Audit and Finance Committee has considered whether the provision of audit and non-audit services by KPMG LLP to the Company in fiscal 2005 is compatible with maintaining the auditor’s independence. The Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Additionally, the Audit and Finance Committee pre-approves all the audit and permissible non-audit services provided to the Company by the independent auditors, and actively monitors these services (both spending level and work content) to maintain the appropriate objectivity and independence in KPMG LLP’s core work, which is the audit of the Company’s consolidated financial statements. The Audit and Finance Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit and Finance Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

During the fiscal year ended December 31, 2005, 100% of all audit and permissible non-audit services were pre-approved by the Audit and Finance Committee.

ANNUAL REPORT

A copy of the 2006 Annual Report on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of the Record Date, together with the proxy materials. We will furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplicating costs. Written requests should be directed to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement. The Annual Report on Form 10-K (including exhibits thereto) and this Proxy Statement are also available on our website (www.beckmancoulter.com).

DEADLINE FOR STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in the Company’s proxy materials relating to its 2007 annual meeting, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than November 9, 2006. Such proposals should be delivered to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

The Company’s Amended and Restated By-Laws provide that for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Company not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date (as specified in the Company’s proxy materials for its immediately preceding annual meeting of stockholders). To be timely for the 2007 annual meeting, a stockholder’s notice must be delivered, or mailed to and received by the Company’s Secretary at the principal executive offices of the Company no later than February 9, 2007. However, if the scheduled meeting date is changed and the Company does not provide at least 70 days advance notice or public disclosure of the change, then stockholders have until the close of business on the tenth day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. A stockholder’s notice to the Secretary of the Company must set forth the information required by the Company’s Amended and Restated By-Laws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of these bylaw provisions may be obtained by writing to the Secretary of the Company at the address shown on Page 1 of this Proxy Statement. All proposals are subject to review by the Board to determine if they will be included in the Company’s proxy statement and submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

In addition, the proxy solicited by the Board of Directors for the 2007 annual meeting will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 9, 2007 and (ii) any proposal made in accordance with the Company’s bylaw provisions, if the 2007 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

OTHER BUSINESS

The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor management of the Company knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting for action by stockholders, proxies in the form enclosed returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Arnold A. Pinkston
Senior Vice President, General Counsel and Secretary
March 10, 2006
Fullerton, California

BECKMAN COULTER, INC.
PROXY/VOTING INSTRUCTION CARD

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
Beckman Coulter, Inc. Headquarters, Fullerton, California
Wednesday, April 12, 2006, 10:00 A.M.

The undersigned hereby authorizes and appoints Kevin M. Farr and Charles A. Haggerty, and each of them, as true and lawful agents and proxies with power to act without the other and with full power of substitution in each, to represent the  undersigned as indicated on the reverse side hereof, to vote all the shares of Beckman Coulter Common Stock which theundersigned is entitled to vote, and to vote upon, in their discretion, on all other matters as may come before the 2006 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2009:
01. Peter B. Dervan, Ph.D., 02. Scott Garrett, 03. Risa J. Lavizzo-Mourey, M.D., MBA, 04. Glenn S. Schafer

This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the  undersigned (including shares, if any, held under the Beckman Coulter Dividend Reinvestment Plan and in Computershare book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Beckman Coulter Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation, in which case you need only sign, date and return the card. If you submit your proxy by telephone or via the Internet, you need not return the card.

SEE REVERSE
SIDE

FOLD AND DETACH HERE

BECKMAN COULTER, INC. Corporate Headquarters 4300 N. Harbor Boulevard Fullerton, CA 92835 (714) 871-4848 • (562) 691-0841

Entrance to the meeting will be through the main lobby. Enter the parking lot off Harbor at Beckman Drive.

☒	Please mark your ☐ votes as in this example.
9830

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.
If properly executed, but no direction is given, this Proxy will be voted FOR Proposal 1.
The Board of Directors recommends a vote FOR Proposal 1.
	FOR	WITHHELD
1. Election of Directors (see reverse)

For, except vote withheld from the following nominee(s)

Please check this box if you plan to attend the Annual Meeting.

The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.

NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		SIGNATURE(S)	DATE

FOLD AND DETACH HERE

Dear Stockholder:

You may submit your proxy in one of these ways:

• To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec and follow the instructions.

• To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.

•     To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o Computershare Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-9112.

You can submit your proxy by mail or phone or via the Internet anytime prior to April 12, 2006 (see following  paragraph for deadline to instruct the Trustee for the Savings Plan). You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or Internet method.

If shares are held on your behalf under the Beckman Coulter Savings Plan, the proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by April 7, 2006 to be included in the tabulation for the trustee’s vote. If no instructions are received, your shares will not be voted.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

TRUSTEE VOTING INSTRUCTION CARD
BECKMAN COULTER, INC. (“BECKMAN COULTER”) BENEFIT EQUITY TRUST

The Board of Directors of Beckman Coulter has solicited a proxy from Wells Fargo Bank, N.A., as Trustee for the  Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 12, 2006, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2009 are:

01. Peter B. Dervan, Ph.D., 02. Scott Garrett, 03. Risa J. Lavizzo-Mourey, M.D. MBA, 04. Glenn S. Schafer

This card constitutes voting instructions to the Trustee only and will be kept confidential by them. Completion of  this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you  need only sign, date and return the card without marking any box, if you wish to instruct the Trustee to vote  in accordance with the Board of Directors’ recommendation. If you provide your instructions by telephone or  via the Internet you do not need to return this card.

SEE REVERSE
SIDE

FOLD AND DETACH HERE

A T T E N T I O N

TRUSTEE VOTING INSTRUCTION INFORMATION
BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by April 7, 2006 to be included in the tabulation for the Trustee’s vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter Employees’ Stock Purchase Plan by directing the vote of the Trust’s holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return the instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Wells  Fargo Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your  assistance in providing us with your voting preferences. Your voting instructions  will be kept confidential.

WELLS FARGO BANK, N.A., TRUSTEE Beckman Coulter, Inc. Benefit Equity Trust
March 2006

☒	Please mark your votes as in this example.
7785

The Instruction Card must be properly executed in order for shares to be voted in the manner directed herein by the undersigned. If properly executed, but no direction is given, it will be counted as a vote FOR Proposal 1.
The Board of Directors recommends a vote FOR Proposal 1.
	FOR	WITHHELD
1. Election of Directors (see reverse)

For, except vote withheld from the following nominee(s)

		NOTE:	Please date and sign your name exactly as it appears hereon.

		SIGNATURE	DATE

FOLD AND DETACH HERE

YOUR INSTRUCTIONS ARE IMPORTANT.

Please consider the proposals discussed in the proxy statement and instruct the Trustee as follows:

• To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec1 and follow the instructions.

• To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.

•     To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o Computershare Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-9112.

You can vote by phone or via the Internet anytime on or before April 7, 2006.

You may receive other Proxy or Voting Instruction Cards solicited by the Beckman Coulter Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for each such card you receive in order to assure a quorum for the meeting and to assure that allshares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide your instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

Beckman Coulter, Inc.

Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683

1.               Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2.               Enter the Voter Control Number followed by the pound sign. The voter control number is printed in the shaded rectangular box.

3.               One moment please while we verify your information.

4.               Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.               The company that you are voting is Beckman Coulter, Inc.

6.               Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7.               To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

If 1, go to 9

If 2, go to 8.

8.               Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.

If 1, go to 9.

If 2, go to 9.

If 3, go to Director Exception.

1

Director Exception

Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or, if you have completed voting on directors, press the pound key again.

If pound key entered twice, go to the next item.

If valid nominee number, go to Next Nominee.

Next Nominee

To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key. Or, if you have completed voting on directors press the pound key again.

If pound key entered twice, go to the next item.

If valid nominee number, go to Next Nominee.

Invalid Nominee Number

You have entered an invalid nominee number.

{Go to Next Nominee.}

9.               If you would like to attend the Annual meeting Press 1, if not, Press 2.

10.         You have cast your vote as follows:

Playback {Playback the appropriate vote for this proxy card.}

Default Playback

You have voted in the manner recommended by the Board of Directors.

Director Proposal Playback

Voted for all nominees:  Item #1. You have voted for all nominees.

Withhold from all nominees:  Item #1. You have voted to withhold your vote from all nominees.

Withhold from individual nominees:  Item #1. You have voted for all nominees except for the following nominee numbers.

11.       Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

2

Invalid Control Numbers

We are unable to authenticate the information that you entered.

No Key Pressed

Go to the same item (repeat three times); otherwise, go to Error.

Invalid Number

Go to the same item (repeat three times); otherwise, go to Error.

Error

We are unable to process your request at this time. Thank you for calling.

{Call ends.}

3